UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

RAZOR RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51973
(Commission File Number)

N/A
(IRS Employer Identification No.)

1500 Rosecrans Avenue, Suite 500, Manhattan Beach CA 90266
(Address of principal executive offices and Zip Code)

310-706-4009
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 2, 2008 we appointed Steven E. Fisher as a member of our board of directors.

Our board of directors now consists of Jordan Welsh, Duncan J. Bain and Steven E. Fisher.

Mr. Fisher has been actively involved in the oil and gas industry for over 30 years. From 1998 to 2001 he acted as Chief Executive Officer of AS Testing & Tools, the second largest oilfield rental business in California at the time, specializing in pressure control equipment. From 1990 to 1998 Mr. Fisher was the Chief Operating Officer of Bakersfield Energy Resources, where he operated Mission’s Belridge oil property and administered its sale from March 1990 to March 1991. In 1992 Mr. Fisher assisted the Belridge oilfield in the purchase of a gas processing plant and obtained an oil and gas lease that delivered approximately 13MMCF/day to customers in the Los Angeles area. The liquids that were fractioned sold approximately 750 barrels/day propane, iso, normal butane, and natural gas liquids to customers throughout the Western states. Mr. Fisher received a Bachelor of Science in Petroleum Engineering from the Montana College of Mineral Science and Technology.

There are no family relationships between any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES INC.

/s/ Jordan D. Welsh
Jordan D. Welsh, President

Date: June 2, 2008